FOR IMMEDIATE RELEASE Castle Brands Inc. 570 Lexington Avenue New York, NY 10022 646-356-0200 www.castlebrandsinc.com
Investor Relations Contact: ICR Kathleen Heaney/Jennifer Milan (203) 803-3585/(203) 247-7275 ir@castlebrandsinc.com

Castle Brands Announces Agreement with Autentica Tequilera;

Importer Adds Super-Premium Tequila to Portfolio

NEW YORK, NY, February 7, 2008. Castle Brands Inc. (AMEX:ROX), an emerging international premium spirits company, today announced that it has entered into an agreement with Autentica Tequilera to develop and launch a new brand of super-premium tequila, “Tequila Tierras Autenticas de Jalisco” or “Tierras”. Castle Brands will be the exclusive importer and marketer of Tierras in the United States.

Autentica Tequilera was founded four years ago by Javier, Alfonso and Daniel Orendain. The Orendain name is synonymous with tequila. Their grandfather, Eduardo Orendain Gonzales, started one of Mexico’s most prominent tequila companies. This third generation of tequila producers takes their family’s proud heritage and combines it with the passion and vision of a younger generation to produce an extraordinary tequila for today’s discerning market. Tierras will be the signature brand of Autentica Tequilera.

Tequila Tierras Autenticas de Jalisco translates to “authentic tequila from the soil of Jalisco”. Tierras, which will launch later this year, will be available as blanco, reposado and añejo.

Donald L. Marsh, Castle Brands’ President and Chief Operating Officer, commented, “We are proud to work with the Orendain family on such an exciting project. The tequila category offers tremendous growth opportunity in the United States, and Castle Brands is well positioned to benefit from that growth with its strong route to market for upscale spirits. Tierras is a welcome addition to our portfolio of premium brands.”

More about Castle Brands Inc.

Castle Brands is an emerging developer and international marketer of premium branded spirits within four growing categories of the spirits industry: vodka, rum, whiskey and liqueurs. Castle Brands’ portfolio includes Boru® Vodka, Gosling’s Rum®, Sea Wynde® Rum, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Jefferson’s™ and Jefferson’s Reserve® Bourbon, Sam Houston® Bourbon, Celtic Crossing® Liqueur, Pallini® Limoncello™, Raspicello™ and Peachcello™ and Brady’s® Irish Cream.

More about Autentica Tequilera

Tequilera was founded four years ago by Javier, Alfonso and Daniel Orendain, the third generation in a family of tequila producers. The company’s mission is to produce products of the highest standards using premium raw materials and traditional tequila methods. Their goal is to position Tequila Tierras Autenticas de Jalisco as a global brand that exemplifies tequila as a premium product from Mexico.

Forward Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions, in this press release to identify forward looking statements. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K for the year ended March 31, 2007 filed with the Securities and Exchange Commission.

When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

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